EXHIBIT 10.3

EXECUTION VERSION

SECOND-TIER SALE AGREEMENT

between

FORD CREDIT AUTO LEASE TWO LLC,

acting with respect to its Series of
limited liability company interests designated as

the “2014-A Series”, as Depositor

and

FORD CREDIT AUTO LEASE TRUST 2014-A,

as Issuer

Dated as of March 1, 2014

i

SECOND-TIER SALE AGREEMENT, dated and effective as of March 1, 2014 (this “Agreement”), between FORD CREDIT AUTO LEASE TWO LLC, a Delaware limited liability company, acting with respect to its Series of limited liability company interests designated as the “2014-A Series”, as Depositor, and FORD CREDIT AUTO LEASE TRUST 2014-A , a Delaware statutory trust, as Issuer.

BACKGROUND

On or prior to the date of this Agreement, CAB East LLC, a Delaware limited liability company (“CAB East”), CAB West LLC, a Delaware limited liability company (“CAB West”) and FCALM, LLC, a Delaware limited liability company (“FCALM, LLC” and, together with CAB East and CAB West, the “Titling Companies”) issued (or, in the case of FCALM, consented to the issuance) to Ford Credit a note designated as the “2014-A Exchange Note” having an initial aggregate outstanding principal balance of $1,428,701,090.93 a fixed interest rate of 1.31% and a stated maturity date of October 15, 2018.

Ford Credit and the Titling Companies have also designated the 2014-A Reference Pool in respect of the 2014-A Exchange Note and the Collateral Leases and Collateral Leased Vehicles comprising the 2014-A Reference Pool.

Ford Credit has sold the 2014-A Exchange Note to the Depositor pursuant to a First-Tier Sale Agreement, dated as of the date of this Agreement (the “First-Tier Sale Agreement”).

The Depositor wishes to sell the 2014-A Exchange Note and certain related property and rights to the Issuer on the terms and conditions of this Agreement.

ARTICLE I
USAGE AND DEFINITIONS

Section 1.1.           Usage and Definitions.  Capitalized terms used but not otherwise defined in this Agreement are defined in Appendix 1 to the Exchange Note Supplement to the Credit and Security Agreement (as defined below), dated as of March 1, 2014 (the “Exchange Note Supplement”), among the Titling Companies, as Borrowers, U.S. Bank National Association (“U.S. Bank”), as Administrative Agent, HTD Leasing LLC (“HTD”), as Collateral Agent, and Ford Motor Credit Company LLC (“Ford Credit”), as Lender and Servicer.  Capitalized terms used but not otherwise defined in this Agreement or in Appendix 1 to the Exchange Note Supplement are defined in Appendix A to the Amended and Restated Credit and Security Agreement, dated as of December 1, 2006 (the “Credit and Security Agreement”), among the Titling Companies, as Borrowers, U.S. Bank, as Administrative Agent, HTD, as Collateral Agent and Ford Credit, as Lender and Servicer.  Appendix 1 and Appendix A also contain rules as to usage applicable to this Agreement and are incorporated by reference into this Agreement.

ARTICLE II
SALE OF THE SECOND-TIER ASSETS

Section 2.1.           Sale of the Second-Tier Assets.

(a)           Effective as of the 2014-A Closing Date and immediately after the transaction pursuant to the First-Tier Sale Agreement, and immediately before the transactions contemplated by the Trust Agreement and the Indenture, the Depositor sells and assigns to the Issuer, without recourse, the Second-Tier Assets.

(b)           In consideration for the Second-Tier Assets, the Issuer will transfer to the Depositor, without recourse, all right, title and interest of the Issuer, whether now owned or hereafter acquired, in, to and under the Notes and the rights to distributions under Section 8.2 of the Indenture, as payment for the 2014-A Exchange Note.  The Second-Tier Assets will become the property and rights of the Issuer.

Section 2.2.           Closing; Further Assignments.

(a)           The sale and assignment of the Second-Tier Assets will take place on the 2014-A Closing Date concurrently with the closings under the First-Tier Sale Agreement and the Indenture.

(b)           The Depositor acknowledges that the Issuer will, pursuant to the Indenture, assign and pledge the Second-Tier Assets and certain other property and rights to the Indenture Trustee for the benefit of the 2014-A Secured Parties.  The Depositor consents to such assignment and pledge.

(c)           The Issuer acknowledges the appointment of Ford Credit as Servicer with respect to the Collateral Specified Interests pursuant to the Servicing Agreement and as Servicer with respect to the 2014-A Reference Pool pursuant to the Servicing Supplement.

Section 2.3.           Intent; Savings Clause.  It is the intention of the Depositor and the Issuer that (i) the sale and assignment pursuant to Section 2.1 constitute an absolute sale of the Second-Tier Assets, including all monies paid thereon and all monies due thereon on or after the Cutoff Date, conveying good title to the Second-Tier Assets free and clear of any Lien other than Permitted Liens, from the Depositor to the Issuer and (ii) the Second-Tier Assets not be a part of the Depositor’s estate in the event of a bankruptcy or insolvency of the Depositor.  If, notwithstanding the intention of the Depositor and the Issuer, such sale and assignment is deemed to be a pledge in connection with a financing or is otherwise deemed not to be a sale, the Depositor Grants, and the parties intend that the Depositor Grants, to the Issuer a security interest in the Second-Tier Assets and the performance by the Depositor of the obligation by the Depositor to pay to the Issuer all amounts received with respect to the 2014-A Exchange Note, and in such event, this Agreement will constitute a security agreement under applicable law and the Issuer will have all of the rights and remedies of a secured party and creditor under the UCC.

ARTICLE III
REPRESENTATIONS AND WARRANTIES

Section 3.1.           Representations and Warranties of the Issuer.  The Issuer represents and warrants to the Depositor as of the date of this Agreement and as of the 2014-A Closing Date:

(a)           Organization and Qualification.  The Issuer is a statutory trust duly formed, validly existing and in good standing under the laws of the State of Delaware.  The Issuer is qualified as a foreign statutory trust in good standing and has obtained all necessary licenses and approvals in all jurisdictions in which the ownership or lease of its properties or the conduct of its activities requires such qualification, license or approval, unless the failure to obtain such qualifications, licenses or approvals would not reasonably be expected to have a material adverse effect on the Issuer’s ability to perform its obligations under this Agreement.

(b)           Power, Authorization and Enforceability.  The Issuer has the power and authority to execute, deliver and perform the terms of this Agreement.  The Issuer has authorized the execution, delivery and performance of the terms of this Agreement.  This Agreement is the legal, valid and binding obligation of the Issuer and enforceable against the Issuer, except as may be limited by insolvency, bankruptcy, reorganization or other laws relating to the enforcement of creditors’ rights or by general equitable principles.

(c)           No Conflicts and No Violation.  The consummation of the transactions contemplated by this Agreement will not (i) conflict with or result in a breach of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement, guarantee or similar agreement or instrument under which the Issuer is a debtor or guarantor, (ii) result in the creation or imposition of any Lien upon any of the properties or assets of the Issuer pursuant to the terms of any such indenture, mortgage, deed of trust, loan agreement, guarantee or similar agreement or instrument (other than this Agreement), (iii) violate the Trust Agreement or (iv) violate any law or, to the Issuer’s knowledge, any order, rule or regulation applicable to the Issuer of any Governmental Authority having jurisdiction over the Issuer or its properties, in each case, which conflict, breach, default, Lien or violation would reasonably be expected to have a material adverse effect on the Issuer’s ability to perform its obligations under this Agreement or any other 2014-A Basic Document to which it is a party.

(d)           No Proceedings.  To the Issuer’s knowledge, there are no proceedings or investigations pending or overtly threatened in writing before any Governmental Authority having jurisdiction over the Depositor or its properties (i) asserting the invalidity this Agreement, (ii) seeking to prevent the consummation of any of the transactions contemplated by this Agreement, (iii) seeking any determination or ruling that would reasonably be expected to have a material adverse effect on the Issuer’s ability to perform its obligations under this Agreement or the validity or enforceability of this Agreement or (iv) that would reasonably be expected to (A) affect the treatment of the Notes as indebtedness for U.S. federal or Applicable Tax State income or franchise tax purposes, (B) be deemed to cause a taxable exchange of the Notes for U.S. federal income tax purposes or (C) cause the Issuer to be treated as an association or publicly traded partnership taxable as a corporation for U.S. federal income tax purposes, in each case, other than such proceedings that, to the Issuer’s knowledge, would not reasonably be expected to have a material adverse effect on the Issuer, materially and adversely affect the performance by the Issuer of its obligations under, or the validity and enforceability of, the 2014-A Basic Documents or the Notes or materially and adversely affect the tax treatment of the Issuer or the Notes.

Section 3.2.           Representations and Warranties of the Depositor.  The Depositor represents and warrants to the Issuer as of the date of this Agreement and as of the 2014-A Closing Date:

(a)           Organization and Qualification.  The Depositor is duly organized and validly existing as a limited liability company in good standing under the laws of the State of Delaware.  The Depositor is qualified as a foreign limited liability company in good standing and has obtained all necessary licenses and approvals in all jurisdictions in which the ownership or lease of its properties or the conduct of its activities requires such qualification, license or approval, unless the failure to obtain such qualifications, licenses or approvals would not reasonably be expected to have a material adverse effect on the Depositor’s ability to perform its obligations under this Agreement.

(b)           Power, Authorization and Enforceability.  The Depositor has the power and authority to execute, deliver and perform the terms of this Agreement.  The Depositor has authorized the execution, delivery and performance of the terms of this Agreement.  This Agreement is the legal, valid and binding obligation of the Depositor and enforceable against the Depositor, except as may be limited by insolvency, bankruptcy, reorganization or other laws relating to the enforcement of creditors’ rights or by general equitable principles.

(c)           No Conflicts and No Violation.  The consummation of the transactions contemplated by this Agreement, and the fulfillment of the terms of this Agreement, will not (i) conflict with or result in a breach of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement, guarantee or similar agreement or instrument under which the Depositor is a debtor or guarantor, (ii) result in the creation or imposition of any Lien upon any of the properties or assets of the Depositor pursuant to the terms of any such indenture, mortgage, deed of trust, loan agreement, guarantee or similar agreement or instrument (other than this Agreement), (iii) violate the certificate of formation of the Depositor or the Limited Liability Company Agreement or (iv) violate any law or, to the Depositor’s knowledge, any order, rule or regulation applicable to the Depositor of any Governmental Authority having jurisdiction over the Depositor or its properties, in each case, which conflict, breach, default, Lien or violation would reasonably be expected to have a material adverse effect on the Depositor’s ability to perform its obligations under this Agreement.

(d)           No Proceedings.  To the Depositor’s knowledge, there are no proceedings or investigations pending or overtly threatened in writing before any Governmental Authority having jurisdiction over the Depositor or its properties (i) asserting the invalidity of this Agreement, (ii) seeking to prevent the consummation of any of the transactions contemplated by this Agreement, (iii) seeking any determination or ruling that would reasonably be expected to have a material adverse effect on the Depositor’s ability to perform its obligations under this Agreement or (iv) that would reasonably be expected to (A) affect the treatment of the Notes as indebtedness for U.S. federal or Applicable Tax State income or franchise tax purposes, (B) be deemed to cause a taxable exchange of the Notes for U.S. federal income tax purposes or (C) cause the Issuer to be treated as an association or publicly traded partnership taxable as a corporation for U.S. federal income tax purposes, in each case, other than such proceedings that, to the Depositor’s knowledge, would not reasonably be expected to have a material adverse effect on the Depositor, materially and adversely affect the performance by the Depositor of its obligations under, or the validity and enforceability of, the 2014-A Basic Documents or the Notes or materially and adversely affect the tax treatment of the Issuer or the Notes.

(e)           Investment Company Act.  The Depositor is not an “investment company” or a company “controlled by an investment company” within the meaning of the Investment Company Act.

Section 3.3.           Representations of the Depositor and the Issuer.  The respective agreements, representations, warranties and other statements by the Depositor and the Issuer set forth in or made pursuant to this Agreement will remain in full force and effect and will survive the closing under Section 2.2.

ARTICLE IV
CONDITIONS

Section 4.1.           Conditions to Obligation of the Issuer.  The obligation of the Issuer to purchase the Second-Tier Assets as set forth in Section 2.1 is subject to the satisfaction of the following conditions:

(a)           Representations and Warranties True.  The representations and warranties of the Depositor contained in Section 3.2 will be true and correct on the 2014-A Closing Date, and the Depositor will have performed on or prior to the 2014-A Closing Date all obligations to be performed by the Depositor under this Agreement on or prior to the 2014-A Closing Date.

(b)           Delivery of 2014-A Exchange Note.  The Depositor has delivered to the Issuer the 2014-A Exchange Note, registered in the name of “Ford Credit Auto Lease Trust 2014-A” or its assignee or endorsed in blank by an effective endorsement.

(c)           Documents to be Delivered by the Depositor.  On the 2014-A Closing Date, the Depositor will deliver such other documents as the Issuer may reasonably request.

(d)           Other Transactions.  The transactions contemplated by the Credit and Security Agreement, the Exchange Note Supplement, the First-Tier Sale Agreement and the Indenture will be consummated on or prior to the 2014-A Closing Date.

Section 4.2.           Conditions to Obligation of the Depositor.  The obligation of the Depositor to sell the 2014-A Exchange Note to the Issuer as set forth in Section 2.1 is subject to each representation and warranty of the Issuer as set forth in Section 3.1 being true and correct on the 2014-A Closing Date, and each obligation to be performed by the Issuer under this Agreement on or prior to the 2014-A Closing Date having been performed on or prior to the 2014-A Closing Date.

Section 4.3.           Deemed Satisfaction of Conditions.  Upon the transfer (or the purported transfer) of the Second-Tier Assets to, and the acceptance (or the purported acceptance) of the Second-Tier Assets by, the Issuer, all of the conditions set forth in this Article IV will be deemed to have been satisfied.

ARTICLE V
COVENANTS OF THE DEPOSITOR

Section 5.1.           Filing and Maintenance of Financing Statements and Security Interests.

(a)           The Depositor will file financing statements and continuation statements in the manner and place required by Applicable Law to preserve, maintain and protect the interest of the Issuer in the Second-Tier Assets.  The Depositor will deliver to the Issuer file-stamped copies of, or filing receipts for, any financing statement and continuation statement promptly upon such document becoming available following filing.

(b)           The Depositor authorizes the Issuer to file any financing or continuation statements, and amendments to such statements, in all jurisdictions and with all filing offices as the Issuer may determine are necessary or advisable to preserve, maintain and protect the interest of the Issuer in the Second-Tier Assets.  Such financing and continuation statements may describe the Second-Tier Assets in any manner as the Issuer may reasonably determine to ensure the perfection of the interest of the Issuer in the Second-Tier Assets.  The Issuer will deliver to the Depositor file-stamped copies of, or filing receipts for, any financing statement and continuation statement promptly upon such document becoming available following filing.

(c)           The Depositor will give the Issuer at least 60 days’ prior notice of any relocation of its chief executive office or change in its corporate structure, form of organization or jurisdiction of organization if, as a result of such relocation or change, Section 9-307 of the UCC could require the filing of a new financing statement or an amendment to a previously filed financing or continuation statement and will promptly file any such new financing statement or amendment.  The Depositor will maintain its chief executive office within the United States and will maintain its jurisdiction of organization in only one State.

(d)           The Depositor will not change its name in any manner that could make any financing statement or continuation statement filed in accordance with this Section 5.1 seriously misleading within the meaning of Section 9-506 of the UCC, unless it has given the Depositor at least five days’ prior notice of such change and promptly files appropriate amendments to all previously filed financing statements.

Section 5.2.           Other Liens or Interests.  Except for the sales and assignments under this Agreement, the Depositor will not sell, contribute, pledge, assign, transfer or allow to be issued any Second-Tier Asset to any other Person, or grant, create, incur, assume or suffer to exist any Lien on any interest therein, and the Depositor will defend the right, title, and interest of the Issuer in, to and under the Second-Tier Assets against all claims of third parties claiming through or under the Depositor.  However, the Depositor’s obligations under this Section 5.2 with respect to the 2014-A Exchange Note will terminate upon the payment in full of the 2014-A Exchange Note pursuant to the Credit and Security Agreement and the Exchange Note Supplement.

Section 5.3.           Indemnification.  The Depositor will be liable under this Agreement only to the extent of the obligations specifically undertaken by the Depositor under this Agreement, and agrees to the following:

(a)           The Depositor will indemnify, defend and hold harmless the Issuer, and its officers, directors, employees and agents, from and against any and all costs, expenses, losses, damages, claims and liabilities arising out of, or imposed upon the Issuer through the willful misconduct, bad faith or negligence of the Depositor in the performance of its duties under this Agreement or by reason of reckless disregard of the Depositor’s obligations and duties under this Agreement.

(b)           Promptly upon receipt by the Issuer, or any of its officers, directors, employees and agents, of notice of the commencement of any suit, action, claim, proceeding or governmental investigation against it, the Issuer will, if a claim in respect of such suit, action, claim, proceeding or investigation is to be made against the Depositor under this Section 5.3, notify the Depositor of the commencement of such suit, action, claim, proceeding or investigation.  The Depositor may participate in and assume the defense and settlement of any such suit, action, claim, proceeding or investigation at its expense, and no settlement of such suit, action, claim, proceeding or investigation may be made without the approval of the Depositor and the Issuer, which approvals will not be unreasonably withheld or delayed.  The Depositor’s obligations under this Section 5.3 will include reasonable fees and expenses of counsel and expenses of litigation.  After notice from the Depositor to the Issuer of the Depositor’s intention to assume the defense of such suit, action, claim, proceeding or investigation with counsel reasonably satisfactory to the Issuer, and so long as the Depositor so assumes the defense of such suit, action, claim, proceeding or investigation in a manner reasonably satisfactory to the Issuer, the Depositor will not be liable for any expenses of counsel to the Issuer unless there is a conflict between the interests of the Depositor and the Issuer, in which case the Depositor will pay for the separate counsel to the Issuer.

(c)           If the Depositor makes any indemnity payments pursuant to this Section 5.3 and the Issuer thereafter collects any of such amounts from others, the Issuer will promptly repay such amounts to the Depositor, without interest.

(d)           The indemnity obligations set forth in Section 5.3(a) will be in addition to any obligation that the Depositor may otherwise have and will survive the termination of this Agreement.

Section 5.4.           Required Reserve Amount.  On the 2014-A Closing Date, the Depositor will deposit, or cause to be deposited, the Required Reserve Amount in the Reserve Account from the net proceeds of the sale of the Notes.

Section 5.5.           Obligations of the Depositor.  The obligations of the Depositor under this Agreement will not be affected by reason of any invalidity, illegality or irregularity of the 2014-A Exchange Note or any Collateral Lease or Collateral Leased Vehicle included in the 2014-A Reference Pool.

ARTICLE VI
MISCELLANEOUS PROVISIONS

Section 6.1.           Amendment.

(a)           This Agreement may be amended by the Depositor and the Issuer, with prior notice by the Depositor to the Rating Agencies, for any purpose if either (i) the Depositor or the Issuer delivers an Opinion of Counsel to the Issuer, the Owner Trustee and the Indenture Trustee, in form reasonably satisfactory to them, to the effect that such amendment will not adversely affect the interests of the Noteholders in any material respect or (ii) the consent of the Noteholders of a majority of the Note Balance of each Class of Notes Outstanding adversely affected in any material respect is obtained (with each affected Class voting separately, except that all Noteholders of Class A Notes will vote together as a single class).

(b)           If the consent of the Noteholders is required, they do not need to approve the particular form of any proposed amendment so long as their consent approves the substance of the proposed amendment.

(c)           Promptly upon the execution of any amendment in accordance with this Section 6.1, the Sponsor will deliver a copy of such amendment to the Indenture Trustee and each Rating Agency.

Section 6.2.           Notices.

(a)           All notices, requests, demands, consents, waivers or other communications to or from the parties to this Agreement must be in writing and will be deemed to have been given:

(i)    upon delivery or, in the case of a letter mailed by registered first class mail, postage prepaid, three days after deposit in the mail;

(ii)   in the case of a fax, when receipt is confirmed by telephone, reply email or reply fax from the recipient;

(iii)  in the case of an email, when receipt is confirmed by telephone or reply email from the recipient; and

(iv)  in the case of an electronic posting to a password-protected website to which the recipient has been provided access, upon delivery (without the requirement of confirmation of receipt) of an email to such recipient stating that such electronic posting has occurred.

Any such notice, request, demand, consent or other communication must be delivered or addressed as set forth on Schedule A to the Indenture or at such other address as any party may designate by notice to the other parties.

(b)           Any notice required or permitted to be mailed to a Noteholder (i) in the case of Definitive Notes, must be sent by overnight delivery, mailed by registered first class mail, postage prepaid, or sent by fax, to the address of such Person as shown in the Note Register or (ii) in the case of Book-entry Notes, must be delivered pursuant to the applicable procedures of the Clearing Agency.  Any notice so mailed within the time prescribed in this Agreement will be conclusively presumed to have been properly given, whether or not the Noteholder receives such notice.

Section 6.3.           Costs and Expenses.  The Depositor will pay all expenses incurred in the performance of its obligations under this Agreement and all reasonable out-of-pocket costs and expenses of the Issuer in connection with the perfection as against third parties of the Issuer’s right, title and interest in and to the Second-Tier Assets and the enforcement of any obligation of the Depositor under this Agreement.

Section 6.4.           Third-Party Beneficiaries.  This Agreement will inure to the benefit of and be binding upon the parties to this Agreement.  The Indenture Trustee for the benefit of the 2014-A Secured Parties will be a third-party beneficiary of this Agreement entitled to enforce this Agreement against the Depositor.  Except as otherwise provided in this Agreement, no other Person will have any right or obligation under this Agreement.

Section 6.5.           No Petition.  Each party to this Agreement covenants that for a period of one year and one day (or, if longer, any applicable preference period) after payment in full of the Notes, all Exchange Notes, and all distributions to all Holders of Certificates and all holders of any other Securities (as defined in the related Titling Company Agreement) the payments on which are derived in any material part from amounts received with respect to any Titling Company Assets (as defined in the applicable Titling Company Agreements), it will not institute against, or join any Person in instituting against, the Issuer, the Depositor, any Holding Company, any Titling Company, or the Holders of the Collateral Specified Interest Certificates any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings under any United States federal or state bankruptcy or similar law and agrees it will not file, cooperate with or encourage others to file a bankruptcy petition against the Issuer, the Depositor, any Holding Company, any Titling Company or the Holders of the Collateral Specified Interest Certificates during the same period.

Section 6.6.           Limited Recourse.  The Depositor and the Issuer agree that any claim that the Depositor or the Issuer may seek to enforce against each other is limited to the Second-Tier Assets only and does not represent a claim against the assets of the Depositor or the Issuer as a whole or any assets other than the Second-Tier Assets.

Section 6.7.           Subordination.

(a)           The Depositor and the Issuer agree that any claim that the Depositor or the Issuer may seek to enforce at any time against any assets of the Depositor or the Issuer other than the Second-Tier Assets will be subordinate to the payment in full of all other claims with respect to such other assets.  However, this Section 6.7(a) will not limit, subordinate or otherwise modify any claims against the Depositor or the Issuer with respect to any right to indemnification, commitment to repurchase or other obligation of the Depositor or the Issuer relating to:

(i)    any of the assets related to the Second-Tier Assets;

(ii)   any related credit enhancement;

(iii)  any transactions entered into in connection with the 2014-A Exchange Note (or the beneficial interest therein);

(iv)  any administrative services performed in connection with the Second -Tier Assets;

(v)   any related servicing obligation; or

(vi)  any obligation to any Person acting as trustee, registrar or administrator (including as Titling Company Registrar, owner trustee or indenture trustee).

(b)           The Depositor agrees that any claim that the Depositor may seek to enforce against the Issuer or any of its assets will be subordinate to the payment in full of the principal of and interest on the Notes.

(c)           The parties to this Agreement intend that Sections 6.7(a) and (b) constitute an enforceable subordination agreement under Section 510(a) of the Bankruptcy Code.

Section 6.8.           GOVERNING LAW.  THIS AGREEMENT WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

Section 6.9.           Submission to Jurisdiction.  The parties submit to the nonexclusive jurisdiction of the United States District Court for the Southern District of New York and of any New York State Court sitting in New York, New York for purposes of all legal proceedings arising out of or relating to this Agreement. The parties irrevocably waive, to the fullest extent they may do so, any objection that they may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum.

Section 6.10.         WAIVER OF JURY TRIAL.  EACH PARTY TO THIS AGREEMENT IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT.

Section 6.11.         Severability.  If any of the covenants, agreements or terms of this Agreement is held invalid, illegal or unenforceable, then it will be deemed severable from the remaining covenants, agreements or terms of this Agreement and will in no way affect the validity, legality or enforceability of the remaining Agreement.

Section 6.12.         Headings.  The headings in this Agreement are included for convenience only and will not affect the meaning or interpretation of this Agreement.

Section 6.13.         No Waiver; Cumulative Remedies.  No failure or delay of the Depositor in exercising any power, right or remedy under this Agreement will operate as a waiver.  No single or partial exercise of any power, right or remedy precludes any other or further exercise of such power, right or remedy or the exercise of any other power, right or remedy.  The powers, rights and remedies provided in this Agreement are in addition to any powers, rights and remedies provided by law.

Section 6.14.         Issuer Obligation.  No recourse may be taken, directly or indirectly, with respect to the obligations of the Issuer or the Owner Trustee under this Agreement or any certificate or other writing delivered in connection with this Agreement, against (i) the Owner Trustee in its individual capacity, (ii) any holder of a beneficial interest in the Issuer, (iii) any partner, owner, beneficiary, agent, officer, director, employee or agent of the Owner Trustee, in its individual capacity or (iv) any holder of a beneficial interest in the Owner Trustee or, in its individual capacity, except as any such Person may have expressly agreed (it being understood that the Owner Trustee has no such obligations in its individual capacity).  For all purposes of this Agreement, in the performance of any duties or obligations of the Issuer under this Agreement, the Owner Trustee will be subject to, and entitled to the benefits of, Articles V, VI and VII of the Trust Agreement.

Section 6.15.         Counterparts.  This Agreement may be executed in any number of counterparts.  Each counterpart will be an original, and all counterparts will together constitute one and the same instrument.

[Remainder of Page Intentionally Left Blank]

EXECUTED BY:

FORD CREDIT AUTO LEASE TWO LLC,
acting with respect to its Series of limited liability company interests designated as the “2014-A Series”, as Depositor

By:	/s/ Susan J. Thomas
	Name:	Susan J. Thomas
	Title:	Secretary

FORD CREDIT AUTO LEASE TRUST 2014-A,
as Issuer

By:	U.S. Bank Trust National Association, not in its individual capacity but solely as Owner Trustee

By:	/s/ Annette Morgan
	Name:	Annette Morgan
	Title:	Assistant Vice President

[Signature Page to Second-Tier Sale Agreement]